STOCK PURCHASE AND LOAN AGREEMENT
                         DATED AS OF SEPTEMBER 26, 1994
                                     BETWEEN
                           THINKING TECHNOLOGIES, L.P.
                                       AND
                              THINKING TOOLS, INC.


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                        STOCK PURCHASE AND LOAN AGREEMENT

         THIS STOCK PURCHASE AND LOAN AGREEMENT is made as of the 26th day of September, 1994, by and between Thinking Tools, Inc., a California corporation, (the "Company") on the one hand and Knoll Capital Management, a Delaware Limited Partnership, as general partner of Thinking Technologies, L.P., a Delaware Limited Partnership (the "Investor").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.       Purchase and Sale of Stock.

                  1.1      Sale and Issuance of Stock.

                           (a) The Company shall adopt and file with the
Secretary of State of California on or before the Closing (as defined below) Amended Articles of Incorporation as attached hereto as Exhibit A.

                           (b) Subject to the terms and conditions of this
Agreement, Investor agrees to purchase at the Closing and the Company agrees to sell and issue to Investor at the Closing, 157.142858 shares of the Company's, pre-split Common Stock, which, after the stock split provided for hereunder, will represent 550,000 shares, or, 61.11% of the duly authorized, issued and outstanding post-split stock of the Company (the "Stock"), for the purchase price of $100,000.00, as well as for Investor's agreement to make the Loan (as defined below) and to provide for the assumption of the Bridge Loan (as defined below) hereunder.

                           (c) At the Closing, the Company shall immediately
authorize, by all required consents, a stock-split which shall effect an issuance of 3500 shares of Stock for each pre-split share, resulting in Investor's ownership of 550,000 shares of Stock, or 61.11% of the duly authorized, issued and outstanding Stock of the Company, and further resulting in Mr. John Hiles' ownership of 350,000 shares of Stock, or 38.89% of the duly authorized, issued and outstanding Stock of the Company.

                           (d) Investor and Company acknowledge that the
issuance of the full amount of shares of Stock, not to exceed 100,000 post-split shares, under the Company employee stock option plan, as provided for hereinbelow, will result in a final percentage ownership as follows: Investor 55%; Mr. John Hiles 35%; employees receiving stock under the option plan 10%;

                  1.2 Closing. The purchase and sale of the Stock shall take place at the offices of James D. Houston, 235 Montgomery Street, Suite 920, San Francisco, California at 12:00 p.m. on September 28, 1994, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Investor a certificate representing the Stock, which the Investor is purchasing against delivery to the Company by the Investor of a check payable to the Company's order or by wire transfer in the aggregate amount of $1,100,000.00, including the purchase price for the Stock and the Loan proceeds. The total amount of "new money" provided by Investor in purchase price

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and Loan proceeds is $1,100,000.00. The additional $200,000 of debt provided for herein is set forth with particularity in subsection 2.3 hereinbelow.

        1.3 Documents to be Delivered by the Company. At the Closing, the Company will deliver to the Investor:

                           (a) stock certificates for the Stock and the Pledged
Stock (as defined below), free and clear of all liens, claims, charges, restrictions, except for those legends required under state and federal securities laws, equities or encumbrances of any kind, duly executed on behalf of the Company and duly issued in the name of Investor;

                           (b) a certificate of the Company in the form of
Exhibit B certifying as to the accuracy of the Company's representations and warranties at and as of the Closing and that the Company has performed and complied with all of the terms, provisions and conditions to be performed and complied with by the Company at or before the Closing;

                           (c) a certificate of the Company in the form of
Exhibit C certifying as to certain corporate matters, together with all of the attachments referred to therein; and

                           (d) such other certificates and documents as set
forth herein, or as Investor or its counsel may reasonably request.

        1.4 Documents and Funds to Be Delivered by Investor. At the Closing, Investor will deliver to the Company:

                           (a) the amount of the Purchase Price by transfer of
immediately available funds to the account listed herein;

                           (b) a certificate of Investor in the form of Exhibit
D certifying as to the accuracy of Investor's representations and warranties at and as of the Closing and that Investor has performed and complied with all of the terms, provisions and conditions to be performed and complied with by Investor at or before the Closing;

                           (c) the corporate consents required to effect the
stock split as provided for hereinbelow; and

                           (d) such other certificates and documents as the
Company or its counsel may reasonably request.

                  1.5 Form and Substance of Documents. The documents and instruments referred to in Sections 1.3 and 1.4 shall be in form and substance satisfactory to counsel for the party to whom they are delivered.

         2.       Loan.

                  2.1 Amount of Loan. On or before September 28, 1994, at Company's request, Investor will lend to Company the sum of $1,200,000.00 (the "Loan"). The Loan shall be evidenced by a promissory note in the form attached hereto as Exhibit E (the "Note") executed by the Company, dated as of the date the Loan

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is made, due and payable on September 27, 1999, and providing for the semi-annual payment of interest at ten percent (10%) per annum if the Company realizes $2,000,000.00 in gross income, or alternatively, if the Company does not realize $2,000,000.00 in gross income, interest shall accrue to the principal amount at the rate of 10% per annum. No interest is required to be paid on the Loan, but interest will continue to accrue, for the first 18 months that the Loan is outstanding. The interest accrued during the initial 18 month period will be added to the principal of the Loan, unless paid within 30 days after March 30, 1996.

                  The Note provides for the payment of principal (1) from time-to-time over the term of the Note at the discretion of the Board of Directors of the Company, from profits through operations; (2) upon the closing of an initial public offering through which the Company realizes proceeds of over $2,500,000.00; (3) upon the merger or acquisition of the Company with, or by, any other entity; or (4) upon any other refinancing, including any private placement sale of any securities of the Company, in the sum of over $1,000,000.00. In the case of proceeds realized by the Company from the occurrence of an event under subparagraph 2.1 (4), the amount of the principal to be paid will be negotiated in good faith among the Investor and the Board of Directors of the Company. Concurrently therewith, amounts of Pledged Stock negotiated among the Investor and the Board of Directors shall then be released to Mr. John Hiles and the Company, respectively.

                  The Loan shall be closed by Investor providing new funds in the amount of $1,000,000.00 to the Company, in addition to the assumption of the $200,000.00 Bridge Loan, as set forth in subsection 2.3 hereof, under the terms of this Agreement and of the Note.

                  2.2 Security Agreement Required. The Loan shall be secured by a security agreement for the pledge of all of the postsplit stock of the Company, as provided for hereinbelow, issued and outstanding to Mr. John Hiles, as provided for hereinbelow, in the total amount of 350,000 shares (the "Pledged Stock"). The pledge agreement is in the form attached as Exhibit F, executed by the Company as debtor and John Hiles as Additional Pledging Party, to Investor as secured party, which also grants Investor a security interest in all of the Company's assets including, but not limited to, all of the intellectual property formerly held in the name of John Hiles, which was transferred to the Company by virtue of the technology transfer agreement attached as Exhibit C to that certain Bridge Loan Agreement between the Company and Investor, dated July 29, 1994 (the "Bridge Loan"). The pledge agreement also provides that if the Company meets the budget approved by the Board of Directors, Investor will release 1/4 of the Pledged Stock per year. Finally, the pledge agreement provides that John Hiles shall execute an irrevocable proxy, in the form attached hereto as Exhibit G, to Knoll Capital Management to vote the Pledged Stock, which proxy shall be effective until the Company (1) is acquired through a merger or acquisition; or
(2) effects an initial public offering in the aggregate amount of $2,500,000~00, subsequent to which time the voting rights to the Pledged Stock shall revert to John Hiles, through operation of the Proxy.

                  2.3 Bridge Loan Assumed Hereunder. All of the obligations of the Company, as Borrower, to Investor, as Lender, under the Bridge Loan dated July 29, 1994, and First Amended Bridge Loan dated September 12, 1994, with the

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exception of the affirmative representations and positive and negative covenants of the Company which will survive execution of this Agreement, are hereby extinguished and assumed hereunder pursuant to the Novation Agreement Substituting Obligations to be signed by the Investor and the Company, in the form as attached hereto as Exhibit H.

                  2.4 Loan Closing. The Loan Closing shall take place at the offices of James D. Houston, 235 Montgomery Street, Suite 920, San Francisco, California at 12:00 p.m. on September 28, 1994, or at such other time and place as the Company and the Investors mutually agree upon orally or in writing (which time and place are designated as the "Loan Closing"). At the Loan Closing, the Company shall deliver to Investor all documents required to be executed as set forth hereinabove.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that, except as set forth on a Schedule of Exceptions furnished to the Investor and to counsel for the Investor specifically identifying the relevant subparagraph hereof which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  3.1 Organization. Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

                  3.2 Capitalization and Voting Rights. As of the date of the Closing, and after giving full effect to the stock-split provided for hereinabove, the authorized capital of the Company will consist of:

                           (i) 1,000,000 shares of Stock, no par value, of which
900,000 shares will be duly authorized, issued, delivered and outstanding, fully paid and non-assessable, unless otherwise indicated immediately herein, and of which 550,000 shares are Stock owned by Investor pursuant to this Agreement and of which 350,000 shares will be duly authorized, issued, delivered and outstanding to Mr. John Hiles, fully paid and non-assessable, herein designated as Pledged Stock, and of which 100,000 shares will be duly authorized and reserved for conveyance to the Company employee stock option plan, as provided for in Section 3.26 hereinbelow. The designations, powers, preferences, rights, qualifications, limitations and/or restrictions of the Stock are as stated in the Company's Amended Articles of Incorporation in the form as attached hereto as Exhibit A;

                           (ii) there are no outstanding options, warrants,
rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock, except as set forth in Section 3.26 hereinbelow. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any

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security or by a director of the Company, except as set forth in this agreement.

                  3.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

                  3.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Stock has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

                  3.5 Valid Issuance of Stock. The Stock which is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investor set forth in Section 4 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.

                  3.6 Governmental Consents. No consent, approval, order or authorization on, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within fifteen (15) days after the sale of the Stock hereunder.

                  3.7 Financial Statements. The Company has delivered to Investor copies of the balance sheets of the Company as at June 30, 1994, and related statements of operations and retained earnings and cash flows for the period to June 30, 1994, together with the report thereon of Dunlap Accountancy, certified public accountants. All of such financial statements present fairly and accurately the financial position of the Company as at the date of said balance sheets and the results of the operations and changes in cash and cash equivalents of the Company for the period then ended, in conformity with generally accepted accounting principles. The Company represents that it has provided to its accountants all information required for the accountants to give an unqualified opinion with regard to all financial matters stated herein, although such unqualified opinion is not required under the terms of this Agreement.

                  3.8 No Undisclosed Liabilities Etc. Since June 30, 1994 (except (i) for the transactions contemplated by this Agreement and (ii) as set forth in Schedules 3.8 and 3.10) the Company has not incurred any liability or obligation (absolute, accrued, contingent or otherwise) of any nature, other than liabilities and obligations incurred in the ordinary course of business that singly or in the aggregate are not material.

                  3.9      Absence of Certain Changes.


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                           (a) Since June 30, 1994, except for the execution and
delivery of this Agreement, the Company has not:

                              (i) had any change in its condition (financial or
otherwise), operations (present or prospective), business (present or prospective), properties, assets or liabilities, other than changes in the ordinary course of business, none of which has been materially adverse to the Company;

                              (ii) suffered any damage, destruction or loss of
physical property (whether or not covered by insurance) materially and adversely affecting its condition (financial or otherwise), operations (present or prospective), business (present or prospective), assets or liabilities;

                              (iii) issued, sold or otherwise disposed of, or
agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company or granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company;

                              (iv) incurred any indebtedness for borrowed money
except for the due and owing obligation to Maxis Corporation which obligation the Company represents and warrants shall be paid in full through the proceeds received from Investor through the operation of subparagraphs 3.29 and 10.1 of this Agreement;

                              (v) paid in excess of $10,000 in the aggregate as
capital expenditures;

                              (vi) suffered any substantial loss or waived any
substantial right;

                              (vii) sold, transferred, leased or otherwise
disposed of, or agreed to sell, transfer, lease or otherwise dispose of, any assets having a fair market value at the time of sale, transfer, lease or disposition of $10,000 or more in the aggregate, other than in the ordinary course of business, or cancelled, or agreed to cancel any debts or claims;

                              (viii) mortgaged, pledged or subjected to any
charge, lien, claim or encumbrance any of its properties or assets, other than as security for the Company's debt to Maxis Corporation;

                              (ix) declared, set aside or paid any dividend or
made any distribution (whether in cash, property or stock) with respect to any of its capital stock or redeemed, purchased or otherwise acquired any of its capital stock;

                              (x) increased the compensation or bonuses or
special compensation of any kind of any of its officers, employees or agents over the rate being paid to them on March 31, 1994, other than normal merit and/or cost-of-living increases pursuant to customary arrangements consistently followed, or entered into any employment or consulting contract with any officer, employee or agent, or adopted or increased any benefit under any

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insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officer, employee or agent;

                              (xi) made or permitted any material amendment or
termination of any material contract, agreement or license to which it is a party, other than in the ordinary course of business;

                              (xii) had any resignation or termination of
employment of any of its key officers or employees, or knows of any impending or threatened resignation or resignations or termination or terminations of employment, that would have a material adverse effect on its condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets or liabilities;

                              (xiii) made any change in its accounting methods
or practices with respect to its condition, operations, business, properties, assets or liabilities;

                              (xiv) made any charitable or political
contribution or pledge in excess of $10,000.00 in the aggregate;

                              (xv) entered into any transaction not in the
ordinary course of business; or

                              (xvi) agreed or committed to do, or authorized or
approved any action looking to, any of the foregoing.


          3.10 Contracts. Except as set forth in Schedule 3.10, the Company is not a party to any written or oral:

                              (i) collective bargaining agreement, contract, or
other agreement or understanding with any labor organization (as defined in the National Labor Relations Act of 1935, as amended (the "NLRA")), a labor union, or any group of two or more employees;

                              (ii) employment or consulting contract or other
contract for services involving a payment of more than $25,000 annually;

                              (iii) lease (except for the lease under which the
Company occupies its premises at One Lower Ragsdale, Monterey, California) whether as lessee or lessor, with respect to any property, real, personal or intangible, involving a payment of more than $10,000 annually;

                              (iv) loan agreement or instrument relating to any
debt;

                              (v) contract of purchase or sale involving more
than $10,000;

                              (vi) contract with any agent, dealer or
distributor;

                              (vii) partnership, joint venture, franchise,
license or similar agreement;

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                              (viii) stand-by letter of credit, guarantee or
performance bond;

                              (ix) contract or agreement restricting the ability
of any person from freely engaging in any business or competing anywhere in the world;

                              (x) contract not made in the ordinary course of
business involving more than $10,000; or

                              (xi) other contract, except insubstantial
contracts for supplies or services not involving more than $10,000 and which can be terminated within one year without cost.

                  Except as set forth in Schedule 3.10, the Company is not a party to any contract with any governmental authority nor has made or submitted any bid or contract proposal to any person, including, any governmental authority which, if accepted or entered into, would result in a contract required to be disclosed in Schedule 3.10. The Company is not a party to any contract that materially and adversely affects its condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets or liabilities. Each contract or other agreement listed in Schedule 3.10 is in full force and effect and is valid and enforceable by the Company in accordance with its terms assuming the due authorization, execution and delivery thereof by each of the parties thereto. The Company is not in default in the observance or performance of any term or obligation to be performed by it under any contract listed in Schedule 3.10. The Company knows of no other person who is in default in the observance or performance of any term or obligation to be performed by it under any material contract with the Company. No bid or contract proposal has been made by the Company that, if accepted or entered into, might result in a loss to the Company. The Company has delivered to the Investor true and complete copies of all contracts listed in Schedule 3.10 as in effect on the date hereof.

                  3.11 Returns and Complaints. The Company has received no material customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof.

                  3.12 Litigation. Except as provided in Schedule 3.12, there is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

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                  3.13 Proprietary Information Agreements. Each employee and officer of the Company has executed a Proprietary Information and Inventions Agreement in the form as attached hereto as Exhibit I. The Company, after reasonable investigation, is not aware that any of its employees are in violation thereof, and the Company will use reasonable, good faith efforts to prevent any such violation.

                  3.14 Key-Man Agreement With Mr. John Hiles. Mr. John Hiles and the Company have entered into a "Key-Man" Employment, Proprietary Information and Materials Agreement in the form as attached hereto as Exhibit J. The "Key-Man" Employment Agreement provides that in the event of death, any physical or mental disability or termination by the Company, without cause (as defined therein), which renders Executive unable to fulfill his duties thereunder, the Company shall, in good faith, liquidate Executive's stock ownership interest in the Company (as provided in the agreement) and payment therefore shall be made to Executive, Executive's spouse, his attorney in fact, his personal representative, his guardian, or any other such person legally authorized to receive monetary payments due and owing to Executive.

                  3.15 Patents and Trademarks. To the best of its knowledge, the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the material terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                  3.16 Compliance with Laws and Other Instruments. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or material contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the

                                     - 10 -

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Company which either individually or in the aggregate would have a material adverse effect on the assets, condition, affairs or prospects of the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or material contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

                  3.17 Agreements, Action.

                           (a) Except for agreements explicitly contemplated
hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof;

                           (b) There are no agreements, understandings,
instruments, contracts, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $10,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company;

                           (c) The Company has not engaged in the past three (3)
months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

                  3.18 Misstatements or Omissions. Neither this Agreement nor any certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. There is no fact that affects, or in the future might reasonably be expected to affect, adversely the condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets or liabilities of the Company in any material respect that is not set forth in this Agreement or in the Schedule of Exceptions.

                  3.19 Registration Rights. Except as provided in Section 9 of this Agreement, the Company has not heretofore granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  3.20 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investor), the Articles of Incorporation and Bylaws of the Company are in the form previously provided to counsel for the Investor.


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                  3.21 Title to Property and Assets. At Closing, the Company
will own its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and which do not materially impair the Company's ownership or use of such property or assets, and except as set forth in this Agreement. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                  3.22 Tax Returns Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions, and certain payroll taxes which shall be paid on or shortly after the Closing Date with funds realized through this transaction. No Event of Default, as defined hereunder shall be declared for failure to pay taxes outstanding at the time of the signing of this Agreement, unless such taxes are still outstanding 30 days after the conveyance to the Company of the Loan Proceeds. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

                  3.23 Insurance. The Company maintains insurance of the type and in amounts customarily maintained by similarly situated businesses which it deems adequate for its business as presently conducted and as proposed to be conducted, including, without limitation, general liability insurance and insurance covering all risks customarily insured against by businesses that are-similarly situated, all of which insurance is in full force and effect.

                  3.24 Minute Books. The minute books of the Company provided to the Investor contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                  3.25 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company ending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

                  3.26 Management and Employee Stock Option Plan. The Company has not ever had a management or employee benefit or stock option plan. The employee stock option plan to be implemented in the future will be issued in the form of 100,000 shares of Company Stock reserved therefore, as provided hereinabove. The Company affirmatively represents that it will establish a stock option plan providing for a total of 10% stock ownership by certain employees and directors of the Company, funded with 100,000 shares of Stock.

                  3.27 Bank Accounts; Powers of Attorney. Schedule 3.27 sets forth (i) the name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

                  3.28 Accounting Practices. The Company makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the Company's financial statements and to maintain accountability for the assets of the Company; (iii) access to the assets of the Company is permitted only in accordance with management's authorization; and (iv) the reported accountability of the assets of the Company is compared with existing assets at reasonable intervals.

                  3.29 Debt to Maxis Corporation. The Company shall use the proceeds received from Investor to immediately pay the full amount of the Company's indebtedness to Maxis Corporation in the amount of $410,771.01, owed pursuant to that certain agreement between the Company and Maxis Corporation dated December 30, 1993, and to immediately obtain a release of all liens held by Maxis Corporation thereunder, or to assign said liens to Investor.

        4. RePresentations and Warranties of the Investor. Investor hereby represents and warrants that:

                  4.1 Authorization. This Agreement constitutes Investor's valid and legally binding obligation, enforceable in accordance with its terms.

                  4.2 Purchase EntirelY for Own Account; Assignment. This Agreement is made with the Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Stock will be acquired for investment for Investor's own account, without a view to or for sale in connection with any distribution of the security which would require registration thereof. Investor represents that it has full power and authority to enter into this Agreement. The Company acknowledges and agrees that either the debt or equity provided for hereunder, or any combination of debt and equity, may be assigned by Investor, in its sole discretion, subject to subsection 4.7, hereinbelow.

                  4.3 Disclosure of Information. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investors to rely thereon.

                  4.4 Investment Experience. Investor is an investor in securities of companies in the development stage and can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock. Investor is an "accredited investor" as that term is defined under the federal and state securities laws. Investor also represents it has not been organized for the sole purpose of acquiring the Stock.

                  4.5 Right of First Refusal. Investor warrants and represents that in the case that Investor desires to sell any portion of Company Stock received hereunder, the Company, and then Mr. John Hiles, shall have the right of first refusal to purchase the Stock on the same terms and conditions offered to other purchasers. The right of first refusal shall be effective for twenty
(20) days following notice under Section 15.6 hereof.

                  4.6 Restricted Securities. Investor understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances.

                  4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Stock unless and until the transferee has agreed in writing to be bound by the terms of this Agreement and:

                           (a) if reasonably requested by the Company, Investor
shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances;

                           (b) Notwithstanding the provisions of subparagraph
(a) above, and unless otherwise required by law, no such opinion of counsel shall be necessary for a transfer by Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

                  4.8 Legends. It is understood that the certificates evidencing the Stock may bear one or all of the following legends:

                           (a) "These securities have not been registered under
the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.

                           (b) Any legend required by the laws of the State of
California and any applicable Blue Sky laws of various other states and jurisdictions.

         5. California Commissioner of Corporations.

                  5.1 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         6. Conduct of Business Pending Closing. From the date hereof until the Closing, except as consented to by Investor in writing:

                  (i) the Company shall maintain itself at all times as a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is incorporated;

                  (ii) the Company shall carry on its business and operations in a good and diligent manner on an arm's-length basis and substantially in the manner carried on as of the date hereof and the Company shall not engage in any activity or transaction or make any commitment to purchase or spend other than in the ordinary course of its business as heretofore conducted; provided, however, without the prior written consent of Investor, the Company shall not make any commitment to purchase or spend involving $10,000 or more;

                  (iii) the Company shall not declare, authorize or pay any distribution or dividend to its stockholders and the Company shall not issue, redeem, purchase or otherwise acquire, or agree to issue, redeem, purchase or otherwise acquire, any shares of stock of the Company;

                  (iv) the Company shall not pay or obligate itself to pay any compensation, commission or bonus to any director, officer, employee or independent contractor as such, except for the regular compensation and commissions payable to such director, officer, employee, agent or independent contractor at the rate in effect on the date of this Agreement or adopt or amend any plan, program, fund, arrangement or contractual undertaking;

                  (v) the Company shall continue to carry all of its existing insurance;

                  (vi) the Company shall use its best efforts to preserve its business organization intact, to keep available to Investor the services of its employees, agents and independent contractors and to preserve for Investor its relationships with suppliers, licensees, distributors and customers and others having business relationships with it;

                  (vii) the Company shall not, nor shall it obligate itself to, sell or otherwise dispose of or pledge or otherwise encumber, any of its properties or assets except in the ordinary course of business and the Company shall maintain its facilities in good operating condition and repair, subject only to ordinary wear and tear;

                  (viii) the Company shall not amend its Articles of Incorporation or By-Laws; provided, however, that the Company may amend its Articles of Incorporation and By-Laws as provided in this Agreement;

                  (ix) the Company shall not engage in any activity or transaction other than in the ordinary course of its business as heretofore conducted; and

                  (x) without limiting the foregoing, the Company shall consult with Investor regarding all significant developments, transactions and proposals relating to the business or operations or any of the assets or liabilities of the Company.

         7. Conditions Precedent to the Investor's Obligations at Closing. The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

                  7.1 Representations and Warranties. The representations and warranties of the Company contained in Section-3 shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  7.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  7.3 Compliance Certificate. The President of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since June 30, 1994, except for the obligations incurred by the Company under the Bridge Loan and Amended Bridge Loan, which obligations are assumed hereunder.

                  7.4 Qualifications. Consent or approval of all relevant Blue Sky authorities shall have been obtained with respect to the offer and sale of the Stock to the Investor pursuant to this Agreement, or such offer and sale shall be exempt from such consent or approval.

                  7.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor's counsel.

                  7.6 Proprietary Information and Key-Man Employment Agreements. Each employee of the Company shall have entered into a Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit I. Mr. John Hiles shall have entered into the Employment Agreement in the form attached hereto as Exhibit J.

                  7.7 Board of Directors/Employment of Officers. The Company shall agree that Mr. Fred Knoll, or his nominee, as Chairman of the Board of Directors, shall nominate the board of directors, which will include Mr. John Hiles, and one other person designated by Mr. John Hiles. John Hiles, as President and Chief Executive Officer of the Company shall agree to employ a Chief Operating Officer and Chief Financial Officer, acceptable to Investor, within a reasonable time.

                  7.8 Opinion of Company Counsel. Investor shall have received from John Laughton and Davis & Schroeder, P.C., counsel for the Company, an opinion, dated as of the Closing, in form and substance satisfactory to counsel to the Investor, which opinion may be reasonably based on information provided by the Company, and after due diligence review thereof, substantially to the effect that:

                           (a) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of California, and the Company has the requisite corporate power and authority to own its properties and to conduct its business;

                           (b) The Company has the requisite corporate power and
authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company. Subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors, the Agreement is enforceable according to its terms, except insofar as the enforceability of the indemnification provisions of this of the Agreement may be limited by applicable laws and except that no opinion need be given as to the availability of equitable remedies;

                           (c) The capitalization of the Company as of the
Closing is as follows:

                           (i) Stock. 1,000,000 shares of post-split Stock, no
par value. 550,000 shares of Stock have been purchased by the Investor pursuant to this Agreement. Such 550,000 shares of Stock have been duly authorized and are validly outstanding, and have been approved by all requisite Company and stockholder action. 350,000 shares of Stock have been issued to Mr. John Hiles and are duly authorized and are validly outstanding, and have been approved by all requisite Company and stockholder action. 100,000 shares of Stock are hereby designated as reserved for conveyance to an employee stock option plan to be established in the future, and such action has been approved by all requisite Company and stockholder action. The respective designations, powers, preferences, rights, qualifications, limitations or restrictions of the Stock are as stated in the Company's Amended Articles of Incorporation attached as Exhibit A;

                           (ii) other than as provided in the Amended Articles
of Incorporation, there are no preemptive rights or, to the best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Company's securities;

                           (d) The certificates representing shares of the Stock
and the Pledged Stock are in due and proper form and have been duly and validly executed by the officers of the Company named thereon;

                           (e) The execution, delivery, performance and
compliance with the terms of this Agreement do not violate any provision of any applicable state or, to the best of such counsel's knowledge, local law, rule or regulation or any provision of the Company's Amended Articles of Incorporation or Bylaws and, which violation may individually or in the aggregate have a material adverse effect on the assets, condition, affairs or prospects of the Company, and to the best of such counsel's knowledge, do not conflict with or constitute a default under the provision of any judgment, writ, decree, order or agreement to which the Company is a party or by which it is bound;

                           (f) All consents, approvals, orders or authorizations
of, and all qualifications, registrations, designations, declarations or filings with, any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement have been obtained, and are effective, as of the Closing, except the filing required by Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof;

                           (g) Based in part upon the representations of the
Investor, the offer and sale of the Stock pursuant to the terms of this Agreement are exempt from: (i) the registration requirements of Section 5 of the Securities Act of 1933, as amended, by virtue of Section 4(2) and Regulation D thereof; and (ii) the qualification requirements of the California Corporate Securities Law of 1968, as amended, by virtue of Section 25102(f) thereof;

                           (h) Except as set forth in the Schedule of
Exceptions, such counsel is not aware that there is any action, proceeding or investigation pending, against the Company or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, which questions the validity of the Agreement, the Proprietary Information and Inventions Agreements or the right of the Company or its officers, directors and employees to enter into such agreements or which might result, either individually or in the aggregate, in any material adverse change on the assets, condition, affairs or prospects of the Company, nor is such counsel aware of any litigation pending, against the Company or any of its officers, directors or employees, by reason of the proposed activities of the Company, the past employment relationships of its officers, directors or employees, or negotiations by the Company or any of its officers or directors with possible investors in the Company or its business;

                           (i) The Proprietary Information and Inventions
Agreements have each been duly authorized, executed and delivered by the Company and, with respect to the Key-Man and Proprietary Information and Inventions Agreements for Mr. Hiles, such Key-Man Agreement has been duly executed and delivered;

                           (j) Neither the Company's Articles of Incorporation,
nor the Amended Articles of Incorporation, nor Bylaws of the Company are in violation of any provision of the California Corporations Code; (k) Upon payment for and delivery of the Stock with all necessary endorsements in accordance with the terms of this Agreement, and assuming Investor the Stock in good faith without notice of any adverse claim, Investor will be the owner of the shares, free and clear of any adverse claim; (l) Except as set forth in the Schedule of Exceptions, such counsel knows of no litigation, proceeding or investigation pending, threatened or proposed in any manner involving the Company or any of the assets of the Company, or which questions the validity of this Agreement or any action taken by the Company under this Agreement; (m) As to such other matters (including the form of all documents and the validity of all proceedings) incident to the matters herein contemplated as Investor and its counsel may reasonably request. 7.9 No Right of First Refusal/Co-Sale Agreement. Other than as set forth herein, there are no other agreements providing for a right of first refusal or cosale as to a sale of shares of the Company. 7.10 Small Business Administration Issues. Issues related to the regulations of the Small Business Administration, if any, shall be resolved to the reasonable satisfaction of Investor. 7.11 Key-Man Life Insurance: Directors and Officers Coverage. The Company shall use reasonable efforts to procure a life insurance policy in the amount of $5,000,000 on the life of Mr. John Hiles, with proceeds payable to the Company, or in such lesser amounts as may be approved by the company writing the policy, with the approval of Investor. The Company shall use reasonable efforts to obtain directors' liability insurance in the amount of $1,000,000.00. 7.12 Investigation. All matters relating to Investor's investigation of the Company shall have been completed, and the results of such investigation shall be satisfactory to Investor and its counsel in all respects.
7.13 Adverse Chance. There shall have occurred no adverse change in the business, prospects, financial status or affairs of the Company, which in the sole judgment of the Investor, renders it inadvisable to perform under this Agreement. 7.14 Amendment of By-Laws. The By-Laws of the Company shall be amended such that Investor has the right to call meetings of the shareholders of the Company, or meetings of the Board of Directors of the Company, at Investor's discretion. As long as the Loan provided for herein-is outstanding, this power shall not be abrogated. Further, as long as Investor owns greater than 20% of the shares of the Company, this power shall not be abrogated. The By-Laws shall be further amended to provide for the increase to 5 of the number of members of the Board of Directors. 7.15 Investor's Dragging Right. The Company and Mr. John Hiles, as President, agree that if, at any time, Mr. John Hiles has an offer to sell any of his stock, Investor hereby acquires a dragging right which requires that shares of Investor Stock will be sold in proportion to those offered to any prospective purchaser equally to those sold by Mr. John Hiles, and on the same terms and conditions.

8. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor: 8.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 4 shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing. 8.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.2.
8.3 Qualification. Consent or approval of all relevant Blue Sky authorities shall have been obtained with respect to the offer and sale to the Investor of the Stock, or such offer and sale shall be exempt from such consent or approval.

9. Registration Rights. The Company covenants and agrees as follows:
9.1 Definitions. For purposes of this Section 9:
(a) The term "register," "registered" and "registration refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;
(b) The term "Registrable Securities" means (1) the 350,000 shares of Stock held as of this date by John Hiles, which individual shall, as a condition to receiving these registration rights, agree to be bound by the terms hereof, (the "Founder"); provided, however, that all such shares of Stock shall not be deemed Registrable Securities, and the aforementioned individual shall not be deemed a Holder, as defined below, for the purposes of Sections 9.2, 9.6, 9.12 and 9.14 hereof; (2) the Stock issuable or issued to Investor upon consummation of this Agreement; and (3) any Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of the securities identified in (1) or (2) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 9 are not assigned; provided, that such Stock issued or issuable with respect to the securities identified in (1) above shall not be deemed Registrable Securities and the holders of such Stock shall not be deemed Holders, as defined below, for purposes of Sections 9.2, 9.6, 9.12 and 9.14 hereof;
(c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Stock outstanding which are, and the number of shares of Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;
(d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 9.13 hereof; and
(e) The term "Form S-3" means such form under the Act as is in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
9.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) September 1, 1995, or (ii) thirty (30) days after the Company notifies the Holders that it will file a first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $2,500,000.00), pursuant to a firm commitment underwriting with an underwriter of nationally recognized standing, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 9.2(b), effect as soon as practicable, and in any event shall use its best efforts to file within one hundred twenty (120) days in the case of an initial public offering and in all other cases within sixty (60) days of the receipt of such request, a registration statement under the Act covering all Registrable Securities which the holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with paragraph 15.6; (b) The underwriter will be selected by a majority in interest of the Holders initiating the registration request hereunder (the "Initiating Holders") and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 9.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 9.2, if the underwriter advises the Initiating holders that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all holders thereof, including the Initiating holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting; (c) The Company is obligated to effect only three (3) such registrations pursuant to this Section 9.2; (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 9.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days in the case of an initial public offering and in all other cases within sixty (60) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

9.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than (i) a registration relating solely to the sale of securities to participants in a Company stock plan; (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iii) a registration in which the only Stock being registered is Stock issuable upon conversion of convertible debt securities which are also being registered) the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 15.6, the Company shall, subject to the provisions of Section 9.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

9.4 Obligations of the Company. Whenever required under this Section 9 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible: (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts.to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days; (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement; (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them; (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. 9.5 Furnish Information.

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(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 9 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities; (b) The Company shall have no obligation with respect to any registration requested pursuant to
Section 9.2 or Section 9.12 if, due to the operation of subsection 9.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 9.2(a) or subsection 9.12(b) (2), whichever is applicable. 9.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 9.2, including (without limitation) all registration, filing and qualification fees, printer's and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. 9.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 9.3 for each Holder (which right may be assigned as provided in Section 9.13 hereof) including, without limitation, all registration, filing and qualification fees, printer's and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by the holders of a majority of the Registrable Securities to be included in such registration, but excluding underwriting discounts and commissions relating to Registrable Securities. 9.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 9.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders; provided, however, for purposes of such pro rata apportionment the Founder shall be deemed to own only 50% of the Registrable Securities that he would be otherwise entitled to include in such registration); provided that the underwriters furnish to the selling Holders a statement certifying that, in the judgment of the underwriters, the inclusion of such securities would have a material adverse effect on the offering, but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced by operation of this Section 9.8 below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 9.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such selling stockholder," as defined in this sentence.

9.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9. 9.10 Indemnification and Contribution. In the event any Registrable Securities are included in a registration statement under this Section 9: (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will pay to each such Holder, underwriter or controlling person, as and when incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it (a) arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person or (b) arises out of any untrue statement or alleged untrue statement or omission or alleged omission contained in any preliminary prospectus which is corrected in the final prospectus; (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as and when incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 9.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that, in no event shall any indemnity under this subsection 9.10(b) exceed the gross proceeds from the offering received by such Holder; (c) Promptly after receipt by an indemnified party under this Section 9.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying.party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.10; (d) If the indemnification provided for in this Section 9.10 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as if appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Holders and of the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Holders and the underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by each of the Company, and the Holders and the total underwriting discounts and commissions received by the underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders agree that it would not be just and equitable if contribution pursuant to this Section 9.10 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; (e) The obligations of the Company and Holders under this Section 9.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 9, and otherwise. 9.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public; (b) take such action, including the voluntary registration of its common stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective; (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form. 9.12 Form S-3 Registration. In case the Company shall receive from the Holder or Holders of at least twenty percent (20%) of the then outstanding Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will: (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified on such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 9.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $400,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 9.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 9.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to
Section 9.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the

Company shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 9.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 9.2 or 9.3, respectively. 9.13 Assignment of Registration Rights. The rights to cause the Company to Register Registrable Securities pursuant to this Section 9 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee as long as such transferee or assignee acquires at least 100,000 shares of Registrable Securities, or less, if all of such transferor's then Registrable Securities then outstanding, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and provided, further, that such transferee will only be entitled to make one (1) request for registration hereunder. The share limitation shall not apply, however, to transfers by a Holder to stockholders or partners of such Holder or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Section 9. 9.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 9.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 9.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 9.2.
9.15 "Market Stand-Off" Agreement. Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Stock or other securities of the Company, but in no event more than one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Stock included in such registration; provided, that:

(a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

(b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. 9.16 Amendment of Registration Rights. Any provision of this Section 9 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least eighty percent (80%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company. 9.17 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 9 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial underwritten offering of its securities to the general public. 10. Covenants of the Company.
10.1 Positive Loan Covenants. The Company covenants and agrees that as long as the Loan is due and outstanding to Investor, and until the full and final payment of all indebtedness incurred by the Company under this Agreement and all agreements related hereto, has been made, it will, unless Investor waives compliance in writing: (a) Use the proceeds of the Loan to immediately pay the full amount of the Company's indebtedness to Maxis Corporation in the amount of $410,771.01 owed by the Company to Maxis pursuant to that certain agreement between the Company and Maxis Corporation dated December 30, 1993 set forth in full in Schedule 3.08, and to immediately obtain a release of all liens presently held by Maxis Corporation; (b) Repay principal of, and interest on, the Loan according to the terms of this Agreement and the terms of the Note;

(c) Promptly give written notice to Investor of: (i) all litigation affecting the Company when the amount claimed is $10,000 or more; (ii) any substantial dispute which may exist between the Company and any governmental regulatory body or law enforcement authority; (iii) any labor controversy resulting in or threatening to result in a strike against the Company; (iv) any proposal by any public authority to acquire the Company's assets or business or to engage in activities competitive with the Company; (v) any Event of Default or any event which, on a lapse of time or notice or both, would become an Event of Default; and (vi) any other matter that has resulted or might result in a material adverse change in the Company's financial condition or operations; (d) Perform such acts as may be necessary or advisable to perfect any lien or security interest provided for in this Agreement or otherwise to carry out the intent of this Agreement; (e) Maintain and preserve its corporate existence and all rights, privileges and franchises now enjoyed, conduct its businesses in an orderly, efficient and customary manner, keep all of its properties in good working order and condition, and from time to time make all needed repairs to, and renewals or replacements of, its properties so that the efficiency of those properties shall be fully maintained and preserved; (f) Pay all obligations, including tax claims, at maturity, unless the obligation to make such payment or payments is in good faith being disputed or is being contested by appropriate proceedings with due diligence; (g) Maintain and keep in force in adequate amounts fire (including use and occupancy), public liability, property damage and workers' compensation insurance, which must be satisfactory to Investor as to amount, nature and carrier, and deliver to Investor a schedule certified to be correct by a responsible officer of the Company setting forth all insurance in force as of the date of the schedule; (h) Maintain adequate books, accounts and records and prepare all financial statements required under this Agreement in accordance with generally accepted accounting principles and practices consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over them; and permit employees or agents of Investor at any reasonable time to inspect the Company's properties, and to examine or audit the Company's books, accounts and records and make copies and memoranda of them; (i) Agree that regardless of Company Stock ownership of the clients of Investor, or the sale of Company Stock to those not clients of Investor, that Mr. Fred Knoll, or his nominee, as Chairman of the Board of Directors, shall nominate the board of directors, which shall include Mr. John Hiles, and one person designated by Mr. John Hiles; (j) Agree that Mr. Fred Knoll shall remain Chairman of the Board of Directors. 10.2 Negative Loan Covenants. The Company covenants and agrees that as long as the Loan provided for by this Agreement and all agreements related hereto shall remain due and outstanding, and until full and final payment of all indebtedness incurred by the Company payable to Investor under this Agreement has been made, it will not, without the prior written consent of Investor: (a) Declare or pay any dividends on any of its shares; (b) Purchase, redeem or otherwise acquire for value, any of the Company's shares, or create any sinking fund in relation to any of the Company's shares; (c) Liquidate or dissolve the Company, or enter into any consolidation, merger, pool, joint venture, syndicate or other combination, or sell, lease or dispose of the Company's business or assets as a whole or such part as in the opinion of Investor constitutes a substantial portion of the Company's business or assets; (d) Except as provided in this Agreement, create or incur any indebtedness for borrowed money, or become liable as a surety, guarantor, accommodation endorser or otherwise, for or on the obligation of any other person, firm or corporation; provided, however, that this section shall not prohibit: (i) the acquisition of goods, supplies or merchandise related to the Company's business on normal credit; (ii) the execution of bonds, undertakings or contracts in the usual course of the Company's business; or (iii) the endorsement of negotiable instruments received in the usual course of the Company's business; (e) Create, assume or suffer to exist any mortgage, encumbrance or other lien (including a lien of attachment, judgment or execution), or security interest (including the interest of a conditional seller of goods), securing a charge or obligation, on or of any of their property, real or personal, whether now owned or hereafter acquired, except: (i) any lien or charge for current tax, assessment or other governmental charge, which is not delinquent or remains payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings on stay of execution of the enforcement of the lien or charge; (ii) deposits or pledges to secure (a) statutory obligations, (b) surety or appeal bonds, (c) bonds for release of attachment r stay of execution or injunction, or (d) performance of bids, tenders, contracts (other than for the payment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of the Company's business; (iii) Purchase-money security interests in Company personal property acquired for a purchase price of less than $10,000.00 after the date of this Agreement when the obligation secured does not exceed 90 percent of the cost of the property purchased and the security interest does not extend beyond the property purchased; (f) Dispose of any of its substantial assets not in the ordinary course of business, or any assets for a purchase price of greater than $3,000.00; (g) Expend or incur obligations not set forth in the Company's yearly budget plan, or expend or incur obligations in excess of $30,000.00 for the acquisition of fixed or capital assets not set forth in the Company's yearly budget plan, purchases subject to ratification by the board of directors, or the leasing of fixed or capital assets, except if such acquisition is in replacement of capital assets presently held or acquired after the date of this Agreement, only the net expenditure or obligation over the case or credit received for the assets so replaced shall be taken into account under this section; (h) Except as provided for herein, allow any of the Loan proceeds to be used to pay for any personal or incidental expenses of the Company's officers, directors or control persons; (i) As further explained in Schedule 10.2 (i), enter into any joint ventures or partnerships that are not in the ordinary course of business or that involve vertical markets, horizontal markets or geographical licenses, or purchase, or contract to purchase any property that involves a material capital investment, or enter into any contracts producing a net income loss, without prior approval of the Board of Directors; (j) Create a subsidiary outside of the territorial jurisdiction of the United States without approval of the Board of Directors of the Company; (k) Repurchase any shares of Stock of the Company; (l) Engage in any transaction with an officer, director, employee or shareholder; (m) Make investments in, loans or advances to, or guarantees of the obligations of, any persons or corporations, other than to shareholders or employees, except for investments with a maturity period not in excess of one year in: (i) prime commercial paper; (ii) qualified certificates of deposits; or (iii) obligations of the United States or its agencies, or obligations guaranteed by the United States; (n) Enter into any employment agreements for officer or nonofficer employees, provided, however, that Mr. John Hiles is authorized to hold the sole discretion to hire in his best business judgment, so long as the agreement is an "at-will" agreement, terminable by the Company at any time, contains no guarantee of payment past the date of termination and is limited to payment of salary, regular Company benefits and stock options; (o) Create any new class of shares; (p) Subdivide or reclassify the Stock or the Pledged Stock into a greater number of shares of such class or combine or reclassify the then outstanding shares of Stock into a smaller number of shares of such Stock; (g) Sell or authorize for sale any Stock not issued and outstanding as provided in this agreement, except for Stock under the Company employee stock option plan;

(r) Amend its Articles of Incorporation or By-Laws, except as provided for herein. 10.3 Delivery of Financial Statements. The Company shall deliver to
Investor: (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles in a manner consistent with prior periods, and audited and certified by independent public accountants of nationally recognized standing selected by the Company; (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter; (c) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail; (d) as soon as practicable, but in any event thirty
(30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and (e) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (e) or any other provision of subsection 10.3 to provide information to an assignee of Investor which it deems in good faith to be a trade secret or similar confidential information. 10.4 Inspection. The Company shall permit Investor, at Investor's expense and during regular working hours, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this subsection 10.4 to provide access to an assignee of Investor to any information which it reasonably considers to be a trade secret or similar confidential information. 10.5 Termination of Information and Inspection Covenants. The covenants set forth in Sections 10.3 and 10.4 shall terminate as to Investor and be of no further force or effect only when the Loan is paid in full and when Investor ceases to hold at least a 5% stock ownership interest in the Company. 10.6 Initial Public Offering. The initial public offering of the Company's Common Stock shall be pursuant to a firm commitment underwriting with an underwriter of nationally recognized standing, pursuant to a registration statement on Form S-1 or Form SB-2 or any successor forms thereto under the Securities Act of 1933, as amended, which results in aggregate gross proceeds of at least $2,500,000.00 at a per share public offering price of not less than $10.00 (adjusted to reflect subsequent stock dividends, stock splits and recapitalization). 10.7 Surviving Negative Covenants. So long as 20% of Company Stock is owned by Investor, regardless of the state of the Loan provided for hereunder, the Company shall not, without the prior written consent of the
Investor:

(a) As further explained in Schedule 10.2 (i), enter into any joint ventures or partnerships that are not in the ordinary course of business or that involve vertical markets, horizontal markets or geographical licenses, or purchase, or contract to purchase, any property that involves a material capital investment, or enter into any contracts producing a net loss, without prior approval of the Board of Directors; (b) Create a subsidiary outside of the territorial jurisdiction of the United States without the approval of the Board of Directors; (c) Repurchase any shares of Common Stock of the Company; (d) Engage in any transaction with an officer, director, employee or shareholder; (e) Make investments in, loans or advances to, or guarantees of the obligations of, any persons or corporations, other than to shareholders or employees, except for investments with a maturity period not in excess of one year in: (i) prime commercial paper; (ii) qualified certificates of deposits; or (iii) obligations of the United States or its agencies, or obligations guaranteed by the United States, (f) Enter into any employment agreements for officer or nonofficer employees, provided, however, that Mr. John Hiles is authorized to hold the sole discretion to hire in his best business judgment, so long as the agreement is an "at-will" agreement, terminable by the Company at any time, contains no guarantee of payment past the date of termination and is limited to payment of salary, regular Company benefits and stock options; (g) Cause the dissolution of the Company; (h) Create any new class of shares; (i) Subdivide or reclassify the Stock into a greater number of shares of such class or combine or reclassify the then outstanding shares of Stock into a smaller number of shares of such Stock;
(j) Sell or authorize for sale any Stock not issued and outstanding as provided in this agreement, except for Stock under the Company employee stock option plan; (k) Amend its Articles of Incorporation or By-Laws, except as provided for herein. The covenants contained in this Section 10.7 shall terminate upon payment of the Loan, in full, and when Investor ceases to hold at least 20% of the Company's stock. 11. Events of Default. Regardless of the terms of the Note or the Pledge Agreement issued under this Agreement, the occurrence of any of the events set out below ("Events of Default") shall, at the option of Investor, make all interest and principal remaining on the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind, except as specified in this Agreement: (a) The Company shall fail to pay the interest or the principal in accordance with the terms of this Agreement or of the Note;

(b) Any representation or warranty by the Company in this Agreement or in any agreement, instrument or certificate executed under this Agreement or in connection with any transaction contemplated by this Agreement shall prove to have been false or misleading in any material respect when made. "Material" shall have the same meaning as under California law in that material is defined as "that which would be likely to affect the conduct of a reasonable person with reference to the transaction";

(c) Investor shall fail to have a legal, valid, and binding first lien on, or a valid and enforceable prior perfected security interest in, any property covered by any security agreement required under this Agreement, unless otherwise set forth therein; (d) An involuntary lien or liens in the aggregate sum of $10,000 or more, of any kind, shall attach to the assets or property of the Company, except for taxes due but not in default, or for taxes that are being contested; provided, however, that no lien shall be considered for the purpose of this section if: (i) such lien is removed without expenditure of funds by the Company other than the costs of appropriate proceedings; or (ii) the Company, in the opinion of its counsel, has the right to and is diligently proceeding to have such lien removed without expenditure of funds by the Company other than the costs of appropriate proceedings, and such opinion of counsel is furnished to Investor within 30 days after written request for it; (e) A judgment or judgments shall be entered against the Company in the aggregate amount of $50,000.00 or more on a claim or claims not covered by insurance; provided, however, that no judgment shall be considered for the purpose of this section if: (i) such judgment is vacated without expenditure of funds by the Company other than the cost of appropriate proceedings; or (ii) the Company, in the opinion of its counsel, has the right to and is diligently proceeding to have such judgment vacated without expenditure of funds by the Company other than the costs of appropriate proceedings, and such opinion of counsel is furnished to Investor within 30 days after written request for it; (f) The Company shall admit in writing inability to pay its debts generally as they come due, shall become insolvent as the term is defined in the federal Bankruptcy Act, or shall commit any act of bankruptcy; (g) The Company shall file any petition or action for relief under any bankruptcy, arrangement, reorganization, insolvency or moratorium law, or any other law or laws for the relief of or relating to debtors, or shall, with respect to any involuntary petition or action for relief under such law or laws, file an answer consenting to the relief requested in such petition; (h) An involuntary petition shall be filed under any bankruptcy statute against The Company, or a receiver, trustee, or similar officer of the court shall be appointed to take possession of all or any substantial part of The Company's properties, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 30 days from the date of the filing or appointment; (i) Any default shall occur under any other agreement pertaining to the borrowing of money or the advance of credit to which the Company may be a party as the Company, if that default gives to the holder of the obligation concerned the right to accelerate the indebtedness; (j) Any guaranty or security agreement required by this Agreement shall be breached or become unenforceable or ineffective; (k) John Hiles ceases to be employed by the Company as Chief Executive Officer, for any reason under the control of Mr. John Hiles; (l) Investor ceases to control the Board of Directors of the Company; (m) The Company shall breach or default under any term, condition, provision, representation or warranty in this Agreement not specifically referred to herein in that breach or default shall continue for 30 days after its occurrence, or, if Investor has received notice of the breach or default within that 30 day period, after notice of the breach or default to The Company or Hiles from Investor, whichever is later. 12. Remedies.

The occurrence of an Event of Default, in addition to any remedies provided for under the Security Agreement and by operation of law, at the Investor's option, makes the Loan immediately due and payable. Additionally, if the Company has not already done so, the Company shall upon default immediately issue the Pledged Stock in the name of Investor, under which the Company hereby irrevocably warrants and promises that Investor shall thereafter own at least 90% of the issued and outstanding stock of the Company. The Company agrees that Investor has no adequate remedy at law in case of default by the Company as to the issuance of the Pledged Stock, and the Company hereby irrevocably agrees that a court of competent jurisdiction may issue an affirmative injunction ordering the Company to execute stock certificates in the name of Investor. The Company hereby expressly and irrevocably waives any legal protection the Company may have reserved by failing to deliver any of the Pledged Stock to Investor prior to any event of default.

13. Termination.

13.1 Termination by Investor. This Agreement may be terminated by Investor without liability to the Company by notice to the Company (i) at any time prior to the Closing if default shall be made by the Company in the observance or in the due and timely performance of any of the terms hereof to be performed by the Company that cannot be cured at, or prior to, the Closing, or (ii) at the Closing if any of the conditions precedent to the performance of Investor's obligations at the Closing shall not have been fulfilled. 13.2 Termination by the Company. The Company may, without liability to Investor, terminate this Agreement by notice to Investor (i) at any time prior to the Closing if default shall by made by Investor in the observance or in the due and timely performance of any of the terms hereof to be performed by the Investor that cannot be cured at, or prior to, the Closing, or (ii) at the Closing if any of the conditions precedent to the performance of Company's obligations at the Closing shall not have been fulfilled. 13.3 Effect of Termination. If this Agreement is terminated, this Agreement (except for Sections 14.2, 14.3 and 15.8) shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders except, in the case of termination because of a material default or material breach resulting from the willful fault of another party, the aggrieved party or parties may recover from the defaulting party the amount of expenses incurred by such aggrieved party or parties in connection with this Agreement and the transactions contemplated hereby which the aggrieved party or parties would otherwise have to bear pursuant to Section 15.8 of this Agreement. If this Agreement shall be terminated, each party will (i) redeliver all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same; (ii) destroy all documents, work papers and other materials developed by its accountants, agents and employees in connection with the transactions contemplated hereby which embody proprietary information or trade secrets furnished by any party hereto or deliver such documents, work papers and other materials to the party furnishing the same or excise such information or secrets therefrom and all information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for personal advantage or disclosed by such party to any third person to the detriment of the party furnishing such information; (iii) the Company will immediately deliver a stock certificate in the amount of 100,000 shares representing 10% of the total issued and outstanding stock of the Company, as set forth in the Bridge Loan Agreement; and (iv) all provisions of the Bridge Loan Agreement shall become in full force and effect as of the date of the termination. 14. Survival of Representations and Warranties; Indemnification.
14.1 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, any Schedule and any certificate delivered at the Closing of the Company or Investor shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by any party hereto and shall survive the Closing. 14.2 Company's Indemnification Obligations. Subject to the terms and conditions of this Section 14, the Company agrees to indemnify and hold Investor harmless against and in respect of: (a) any and all losses, liabilities, damages or expenses (including legal fees and expenses) relating to or arising out of any misrepresentation or breach of warranty of the Company contained in this Agreement or in any Schedule or in any statement or certificate delivered by the Company; provided that any claim for indemnification by Investor under this paragraph (a) may be made no later than a date two years from and after the Closing Date, excepting only that any claim for misrepresentation or breach of warranty relating to the tax liability of the Company may be made no later than a date ninety days from and after the expiration of the period of the applicable tax statute of limitation (including any extension thereof); (b) any and all losses, liabilities, damages or expenses (including legal fees and expenses) relating to or arising out of any breach of any covenant of the Company contained in this Agreement; and any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.
14.3 Investor's Indemnification Obligations. Subject to the terms and conditions of this Section 14, Investor agrees to indemnify and hold the Company harmless against any and all losses, costs and expenses (including legal and other expenses), except as expressly limited by the terms of Section 14.4, resulting from or relating to: (a) any misrepresentation or breach of warranty of Investor contained in this Agreement or in any Schedule of Investor or in any statement or certificate delivered by Investor at the Closing; provided that any claim for indemnification by the Company under this paragraph (a) may be made no later than a date two years from and after the Closing Date; and (b) any breach of any covenant of Investor contained in this Agreement; and any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification. 14.4 Limitation on Indemnification Obligations. The Company and Investor, respectively, have no obligation to provide indemnification pursuant to Sections 14.2 and 14.3 except to the extent that the aggregate amount of indemnification to which the Company or Investor respectively, but for this Section 14.4, shall have become entitled hereunder shall exceed $100,000. 14.5 Procedure for Indemnification Claims. The respective indemnification obligations of the Company and Investor pursuant to Sections 14.2 and 14.3 shall be conditioned upon compliance by the Company and Investor with the following procedures for indemnification claims based upon or arising out of any claim, action or proceeding by any person not a party to this Agreement: (a) If at any time a claim shall be made or threatened, or an action or proceeding shall be commenced or threatened, against a party hereto (the "Aggrieved Party") which could result in liability of the other party (the "Indemnifying Party") under its indemnification obligations hereunder, the Aggrieved Party shall give to the Indemnifying Party prompt notice of such claim, action or proceeding. Such notice shall state the basis for the claim, action or proceeding and the amount thereof (to the extent such amount is determinable at the time when such notice is given) and shall permit the Indemnifying Party to assume the defense of any such claim, action or proceeding (including any action or proceeding resulting from any such claim). Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such claim, action or proceeding within a reasonable time, but in no event more than 15 days after notice thereof "hall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such claim, action or proceeding; provided, however, that the Indemnifying Party shall not be deemed to have waived its right to contest and defend against any claim of the Aggrieved Party for indemnification hereunder based upon or arising out of such claim, action or proceeding; (b) If the Indemnifying Party assumes the defense of any such claim, action or proceeding, the obligation of the Indemnifying Party as to such claim, action or proceeding shall be limited to taking all steps necessary in the defense or settlement thereof and, provided the Indemnifying party is held to be liable for indemnification hereunder, to holding the Aggrieved Party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment or award rendered in connection with such claim, action or proceeding. The Aggrieved Party may participate, at its expense, in the defense of such claim, action or proceeding provided that the Indemnifying Party shall direct and control the defense of such claim, action or proceeding. The Aggrieved Party agrees to cooperate and make available to the Indemnified Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim, action or proceeding, consent to the entry of any judgment or award, or enter into any settlement, except in either event with the prior consent of the Aggrieved Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Aggrieved Party of a release from all liability in respect of such claim, action or proceeding;
(c) If the Indemnifying Party does not assume the defense of any such claim, action or proceeding, the Aggrieved Party may defend against such claim, action or proceeding in such manner as it may deem appropriate. The Indemnifying Party agrees to cooperate and make available to the Aggrieved Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. If the Indemnifying Party, within ten days after notice shall have been given to it by the Aggrieved Party of the latter's intention to effect a settlement of any such claim, action or proceeding, which notice shall describe with particularity the terms of any such proposed settlement, shall not deposit with an escrowee mutually satisfactory to the Aggrieved Party and the Indemnifying Party a sum equivalent to the total amount demanded in such claim, action or proceeding or deliver to the Aggrieved Party a surety bond or an irrevocable letter of credit for such sum in form and substance reasonably satisfactory to the Aggrieved party, then the Aggrieved

Party may settle such claim, action or proceeding on the terms detailed in its notice to the Indemnifying Party, and the Indemnifying Party shall be deemed to have agreed to the terms of such settlement and shall not thereafter in any proceeding by the Aggrieved Party for indemnification question the propriety of such settlement. If the Indemnifying Party makes an escrow deposit or delivers a surety bond or letter of credit as aforesaid and thereafter the Aggrieved Party settles such claim, action or proceeding, then in any proceeding by the Aggrieved Party for indemnification in the event the Indemnifying Party is held liable for indemnification hereunder, the Aggrieved Party shall have the burden of proving the amount of such liability of the Indemnifying Party, and the amount of the payments made in settlement of any claim, action or proceeding shall not be determinative as between the Aggrieved Party and the Indemnifying Party of the amount of such indemnification liability, except that the amount of the settlement payments shall constitute the maximum amount of the indemnification liability of the Indemnifying Party. Such escrow deposit, surety bond or letter of credit shall by their respective terms be payable to the Aggrieved Party in an amount determined in accordance with the last sentence of this paragraph (c) and in the event the Indemnifying Party is held liable for indemnification hereunder. If the Indemnifying Party neither makes an escrow deposit nor delivers a surety bond or letter of credit as aforesaid, 80 that no settlement of such claim, action or proceeding is effected, in any proceeding by the Aggrieved Party for indemnification in the event the Indemnifying Party is held liable for indemnification hereunder, such liability shall be for the amount of any judgment or award rendered with respect to such claim or in such action or~proceeding and of all expenses, legal and otherwise, incurred by the Aggrieved Party in the defense against such claim, action or proceeding; (d) In the event an Aggrieved Party or Indemnifying Party shall cooperate in the defense or make available books, records, officers, employees or agents, as required by the terms of paragraphs (b) and (c), respectively, of this Section
14.5 the party to which such cooperation is provided shall pay the out-of-pocket costs and expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party~s time or the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its officers and employees in connection therewith. 14.6 Sole and Exclusive Remedy. The indemnification obligations of the Company and the Investor under this section 14 shall constitute the sole and exclusive remedies of the Company and Investor, respectively, for the recovery of money damages with respect to the matters described in subsections 14.2 and 14.3, respectively. The terms of this subsection 14.6 shall not be construed as limiting in any way whatsoever any remedy other than for the recovery of money damages to which the Company or the Investor may be entitled. 15. Miscellaneous. 15.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company. 15.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities sold hereunder or any Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

15.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.
15.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
15.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
15.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:
If to the Company:
Mr. John Hiles
Thinking Tools, Inc.
One Lower Ragsdale Drive, I-250
Monterey, California 93940-5749

With Copies to:

John Laughton, Esq.
Davis & Schroeder
P.O. Box 3080
Monterey, California 93942

If to Investor:

Mr. Fred Knoll
Knoll Capital Management
245 Park Avenue, 41st Floor
New York, New York 10167

With Copies to:

James D. Houston, Esq.
235 Montgomery Street, Suite 920
San Francisco, California 94104

15.7 Finder's Fee. Each party acknowledges that Mr. Ted Prince will be entitled to a finder's fee of $50,000.00, payable in equal monthly installments over one year by the Company. The Company also acknowledges that it will negotiate with Mr. Prince a consulting agreement which provides for on demand consulting services, when and if needed by the Company.

15.8 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Company shall pay at the Closing Date the fees and expenses of James D. Houston, counsel for Investors, irrespective of whether the Closing is effected. The Company shall also pay Investor's deal expenses up until Closing, including travel and incidental expenses, and all expenses incurred by Investor relative to membership on Company's Board of Directors including, but not limited to, professional fees incurred in reviewing documents and exercising Investor's role as a director of the Company. 15.9 Delay and Waivers. No delay or omission to exercise any right, power or remedy accruing to Investor on any breach or default of the Company under this Agreement shall impair any such right, power or remedy of Investor, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default, or waiver of or acquiescence in any similar breach or default occurring later; nor shall any waiver of any single breach or default be considered a waiver of any other prior or subsequent breach or default. The Company hereby expressly and irrevocably waives any legal protection the Company may have reserved by failing to deliver any of its stock to Investor prior to any event of default. Any waiver, permit, consent or approval of any kind by Investor of any breach or default under this Agreement, or any waiver by Investor of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in that writing. All remedies, either under this Agreement or by law or otherwise afforded to Investor, shall be cumulative and not alternative. 15.10 Attorney's Fees. In the event of any legal action or suit in relation to this Agreement or any note or other instrument or agreement required under this Agreement, in addition to all other sums which the party not prevailing in the action may be called on to pay, the prevailing party will be entitled to an award for its attorney's fees and all other costs and expenses, as costs of suit. 15.11 Remedies. Except as otherwise provided in this Agreement, the rights and remedies provided herein are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any other or all other remedies. The rights and remedies specified in this Agreement are in addition to any of the rights the parties may have by law, statute, ordinance or otherwise, subject to any provision for exclusive remedies in this Agreement.

15.12 Additional Documents. The parties agree to execute any and all other documents which may be required to carry out the purposes of this Agreement.
15.13 Entire Agreement. The entire Agreement between the parties is set forth herein and any amendment or modification shall be in writing and shall be executed by duly authorized representatives in the same manner as this Agreement. The provisions of this Agreement are severable, and if any one or more such provisions are determined to be illegal or otherwise unenforceable, in whole or in part, under the laws of any jurisdiction, the remaining provisions or portions hereof shall, nevertheless, be binding on and enforceable by and between the parties hereto. 15.14 Separate Provisions. If any provisions in this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

THIS STOCK PURCHASE AND LOAN AGREEMENT is hereby executed by Investor and the Company as of the date first set forth hereinabove.

INVESTOR/THINKING TECHNOLOGIES, L.P.

Dated: September _ , 1994
/s/ Fred Knoll
Mr. Fred Knoll for Knoll Capital
Management, General Partner of
Thinking Technologies, L.P.

THE COMPANY/THINKING TOOLS, INC.
 Dated: September 27, 1994

/s/ John E. Hiles
Mr. John Hiles for Thinking Tools,
Inc., as its President

                                    SCHEDULES

Schedule 3.8. Attached hereto as Exhibit 1 is a true and correct copy of all agreements between the Company and Maxis Corporation. Payment of the full amount of the Maxis debt, as provided for hereunder, will result in the full satisfaction of the Company's obligations to Maxis Corporation, and will result in satisfaction of all liens held by Maxis Corporation. In addition to satisfying its obligations under the Maxis contract, the Company shall make a one-time payment to Maxis in the amount of $20,000.00 so that the Company's obligations to produce the "MacPort" project under the agreement with the Markle Foundation shall be satisfied. Schedule 3.10. See schedule 3.8 for Maxis Contract. Attached hereto as Exhibit 2 are true and correct copies of all agreements between the Company and the Markle Foundation. Attached hereto collectively as Exhibit 3 are true and correct copies of all employment contracts to which the Company is a party. Attached hereto as Exhibit 4 is a true and correct copy of the agreement between the Company and the United States of America. Attached, collectively, as Exhibit 5, are true and correct copies of pending agreements known as the "Homeview" and "Steelcase" agreements. Schedule
3.15. Maxis Contract (Schedule 3.8), which will be satisfied from the proceeds of this Agreement. Schedule 3.17. The Company shall make a one time payment of $10,000.00 to the former shareholders of Delta Logic, Inc. and that payment shall satisfy all obligations of the Company with regard to payment for exclusive ownership of the intellectual property assets pledged as security to Investor under this, and related, agreements. Schedule 3.21. Maxis Agreement (Schedule 3.8) provides for a lien on assets which will be released upon performance under this agreement and full payment of the Maxis debt. Schedule
3.17 (b). See Schedule 3.8 and 3.10 for Maxis and Markle contracts. Schedule
3.27. The Company's bank accounts are as follows: First National Bank of Central California 495 Washington Street Monterey, California 93940 (408) 373-4900

Account No. 01-135300

Schedule 10. Investor recognizes that the Company has indicated a need for expansion of its business premises. The Company will expand into space pursuant to its lease which will add an additional 3000 square feet to the premises leased by the Company. The Company will have to provide a one time payment for build out of the additional premises and will incur a larger liability under its lease. Such expenditures are subject to ratification by the board of directors of the Company. Schedule 10.2 (i). The limitations concerning the Company's ability to enter into joint ventures and partnerships is further explained as follows: (a) In the case of Company customers who provide payment for projects during the development thereof in that the project is financed, substantially, by the customer payments, and who request exclusive use of the property produced by the Company consisting solely of the product for which the Company has contracted, and not any of its component intellectual properties, such projects will be considered "in the ordinary course of business" and do not require prior approval;

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(b) In the case of a project where a customer requests broader exclusivity than that solely related to use of the product for which the Company has contracted, such projects will be considered "not in the ordinary course of business" and will require prior approval; and (c) In the case where a project is financed by Thinking Tools, Inc., without any provision for ongoing payment by the customer, such projects will be considered "not in the ordinary course of business" and will require prior approval.



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Exhibits

[A] Amended Articles of Incorporation
[B] Certificate of Representations and Warranties
[C] Certificate of Secretary of Thinking Tools, Inc.
[D] Certificate of Knoll Capital Management
[E] Promissory Note
[F] Pledge Agreement
[G] Proxy
[H] Novation Agreement Substituting Obligations
[I] Proprietary Information and Inventions Agreement
[J] "Key-Man" Employment Agreement

Schedules




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